UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 29, 2011
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 29, 2011, Amkor issued a joint press release with Toshiba Corporation announcing that they have signed a non-binding memorandum of understanding for the acquisition by Amkor of Toshiba Electronics Malaysia Sdn. Bhd., Toshiba’s semiconductor assembly operation in Malaysia, together with a license to Amkor for certain related intellectual property rights. Subject to the satisfactory conclusion of due diligence, negotiation and signing of definitive agreements and receipt of any necessary government approvals, Toshiba and Amkor expect to complete the transaction by early January 2012. The final purchase price has not yet been determined, but is currently expected to be in the range of ¥6.2 billion (approximately $81 million) in cash, plus the repayment of certain inter-company debt at the closing date.
Additional information is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Text of Press Release dated September 29, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

Date: September 30, 2011

EXHIBIT INDEX:

Exhibit	Description
99.1	Text of Press Release dated September 29, 2011